UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

______________

Date of Report (Date of earliest event reported):  October 30, 2013

FIDELITY D & D BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	333-90273	23-3017653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Blakely and Drinker Streets, Dunmore, PA       18512

(Address of principal executive offices)              (Zip Code)

Registrant’s telephone number, including area code: (570) 342-8281

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR

240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR

240.13e-4(c))

FIDELITY D & D BANCORP, INC.

CURRENT REPORT ON FORM 8-K

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On October 30, 2013, Fidelity D & D Bancorp, Inc. issued a press release describing its results of operations for the quarter and year-to-date ended September 30,  2013.  A copy of the related press release is being furnished as Exhibit 99.1 to this Form 8-K.

The information in this Item 2.02 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit NumberDescription

99.1Copy of the Press Release, dated October 30, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIDELITY D & D BANCORP, INC.

Date:  October 30, 2013By:  /s/ Salvatore R. DeFrancesco, Jr.

            Salvatore R. DeFrancesco, Jr.

            Treasurer and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NO.

99.1	Copy of the Press Release, dated October 30, 2013.

Exhibit 99.1

FIDELITY D & D BANCORP, INC.

FOR IMMEDIATE RELEASE

Date: October 30, 2013

Contacts:

        Daniel J. Santaniello                                                 Salvatore R. DeFrancesco, Jr.

President and Chief Executive Officer                     Treasurer and Chief Financial Officer

570-504-8035                                                             570-504-8000

FIDELITY D & D BANCORP, INC.

REPORTS THIRD QUARTER 2013 FINANCIAL RESULTS

Dunmore, PA – Fidelity D & D Bancorp, Inc. (OTC Bulletin Board: FDBC), parent company of The Fidelity Deposit and Discount Bank, announced net income for the quarter ended September 30, 2013 of $1.5 million, an increase of $106 thousand, or 8%, compared to the 2012 third quarter.  Progress in improving earnings occurred from the further generation of other income sources.  This happened while maintaining the level of net interest income along with the less required provision for loan losses, which more than offset additional other operating expenses.  Earnings per share on a diluted basis for the quarters were $0.64 and $0.61 for the three months ended September 30, 2013 and 2012, respectively.  The return on average assets was 0.96% and 0.92% with the return on average equity of 9.85% and 9.67% for the three months ended September 30, 2013 and 2012, each respectively.

“The improved financial results are reflective of the significant progress on our strategic objective of focusing on deepening and broadening existing customer relationships while continuing to add new households and business clients. Asset quality across all loan segments has continued to improve while loan originations continued to be strong,” stated Daniel J. Santaniello, President and Chief Executive Officer.  “During the current challenging banking and economic climate we have continued to enhance our capital position while continuing to control expenses and diversify our sources of revenue, creating greater shareholder value.”

Net income for the nine months ended September 30, 2013 was $4.4 million, an increase of $439 thousand, or 11%, compared to net income of $4.0 million for the same 2012 period. The current year-to-date earnings improvement occurred from producing additional other income and net interest income, with less provision for loan losses required.  This revenue growth more than offset the increase of other expenses compared to the prior year-to-date period.  Earnings per share on a diluted basis were $1.88 and $1.74 for the nine months ended September 30, 2013 and 2012, respectively.

The Company’s assets grew $38.8 million, or 6%, to total $640.3 million at September 30, 2013 from $601.5 million at December 31, 2012.  The asset growth resulted primarily in $20.5 million increase in the loans and leases, net of allowance for loan losses, and a $14.0 million increase in cash and cash equivalent balances.  The asset growth was funded from a $22.1 million increase in interest-bearing deposit balances, $8.1 million increase in non-interest-bearing deposits, along with $6.1 million short-term borrowing growth in repurchase agreements, during the first nine months of 2013.

Net interest income increased $36 thousand to $5.2 million for the quarter ended September 30, 2013 compared to the same quarter of 2012.  The 5 basis points in interest cost reductions, from lowering rates primarily on certificate of deposit accounts, were not adequate to maintain the spread with repricing assets or new loan growth added at lower yields, both of which had reduced yield on average earning assets by 10 basis points.  However, the $12.4 million increase on average earning assets was what increased net interest income by $36 thousand in the third quarter of 2013 compared to the year ago period.  This asset growth at lower earning yields contributed towards the net interest margin reduction to 3.74% for the third quarter of 2013 compared to 3.79% for same 2012 period.

Net interest income increased $182 thousand, or 1%, to $15.6 million for the nine months ended September 30, 2013 from $15.4 million recorded during the same period of 2012.  Net interest margin was 3.81% during the first nine months of 2013 compared to 3.78% during the first nine months of 2012, up 3 basis points primarily from interest cost savings on certificate of deposit rates repricing lower, with merely a $2.4 million increase in average earning assets.

The provision for loan losses was $450 thousand and $700 thousand for the third quarters ending September 30, 2013 and 2012, respectively.  Provision for loan losses was $1.6 million for the nine months ending September 30, 2013, as compared to $2.0 million for the same 2012 period.  Although provision for loan losses was required on the 2013 loan growth, overall the provision was down from improved loan portfolio credit quality and fewer non-performing assets.  The allowance for loan losses was 1.81% of total loans at September 30, 2013, down from 1.89% at September 30, 2012.

Total other income recorded for each of the quarters ended September 30, 2013 and 2012 was $1.9 million. Other income fee based items that produced $60 thousand more revenue were from $43 thousand added interchange fees and $22 thousand additional service charges on deposit accounts, plus $34 thousand more fees and other revenue from loan servicing and rent income.  This more than offset the $33 thousand less service charges on loans and $52 thousand lower net gains from sales of loans and securities for the quarter ended September 30, 2013, compared to the same 2012 period.

Total other income for the nine months ended September 30, 2013 was $6.0 million compared to $5.9 million for the same period in 2012.  The revenue increase resulted primarily from $101 thousand more interchange fees, $90 thousand added service charges on deposit accounts, $86 thousand additional fees and other revenue from loan servicing and rent income, along with $33 thousand more fees from trust fiduciary services.  This was partially offset by $122 thousand fewer gains from the sale of loans and $102 thousand less loan service charges for the nine months ended September 30, 2013 compared to the same 2012 period.

Total other operating expenses were $4.6 million, a $165 thousand, or 4%, increase for the quarter ending September 30, 2013 when compared to the same quarter in 2012.  The increase in other expenses resulted from $132 thousand increase in salary and benefits, $81 thousand more automated transaction processing costs, $50 thousand additional advertising and $33 thousand more appraisal expenses partially reduced from $113 thousand less collection expenses incurred and $25 thousand lower FDIC premiums, when comparing the third quarter of 2013 to 2012.

Total other operating expenses increased $192 thousand, or 1%, to $14.1 million for the nine months ending September 30, 2013 from $13.9 million in the same 2012 period. The other expense increase resulted primarily from $378 thousand growth in salary and benefits expense, $140 thousand more automated transaction processing costs and $122 thousand added advertising expenses incurred, partially offset by $97 thousand lower premises and equipment expenses, $72 thousand less professional fees, and $51 thousand lower collection expenses.  These incurred variances are in addition to a $236 thousand early payoff of long-term debt cost included within the 2012 year-to-date other expenses.

Fidelity D & D Bancorp, Inc. serves Lackawanna and Luzerne Counties through The Fidelity Deposit and Discount Bank’s 11 community banking office locations, including wealth management assistance through providing fiduciary activities with the Bank’s full trust powers; as well as offering a full array of asset management services.  The Bank's deposits are insured by the Federal Deposit Insurance Corporation up to the full extent permitted by law.

Forward-looking statements

Certain of the matters discussed in this Quarterly Report on Form 10-Q may constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.  The words “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” and similar expressions are intended to identify such forward-looking statements.

The Company’s actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation:

•	the effects of economic deterioration and the prolonged economic malaise on current customers, specifically the effect of the economy on loan customers’ ability to repay loans;
•	the costs and effects of litigation and of unexpected or adverse outcomes in such litigation;
•	the impact of new laws and regulations, including the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the regulations promulgated there under;
•	possible impacts of the capital and liquidity requirements proposed by the Basel III standards and other regulatory pronouncements, regulations and rules;
•	governmental monetary and fiscal policies, as well as legislative and regulatory changes;
•	the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Financial Accounting Standards Board and other accounting standard setters;
•

the risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities and interest rate protection agreements, as well as interest rate risks;

•

the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market area and elsewhere, including institutions operating locally, regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the internet;

•	technological changes;
•	acquisitions and integration of acquired businesses;
•	the failure of assumptions underlying the establishment of reserves for loan losses and estimations of values of collateral and various financial assets and liabilities;
•	volatilities in the securities markets;
•	slow economic conditions;
•	acts of war or terrorism; and
•	disruption of credit and equity markets.

For more information please visit our investor relations web site located through www.bankatfidelity.com.

FIDELITY D & D BANCORP, INC.

Unaudited Condensed Consolidated Balance Sheets

(dollars in thousands)

At Period End:	September 30, 2013	December 31, 2012
Assets
Total cash and cash equivalents	$35,885	$21,846
Investment securities	103,111	100,730
Federal Home Loan Bank Stock	2,160	2,624
Loans and leases	464,008	444,101
Allowance for loan losses	(8,405)	(8,972)
Premises and equipment, net	13,709	14,127
Life insurance cash surrender value	10,316	10,065
Other assets	19,510	17,004

Total assets	$640,294	$601,525

Liabilities
Non-interest-bearing deposits	$134,114	$126,035
Interest-bearing deposits	410,716	388,625
Total deposits	544,830	514,660
Short-term borrowings	14,197	8,056
Long-term debt	16,000	16,000
Other liabilities	3,471	3,863
Total liabilities	578,498	542,579

Shareholders' equity	61,796	58,946

Total liabilities and shareholders' equity	$640,294	$601,525

Average Year-To-Date Balances:	September 30, 2013	December 31, 2012
Assets
Total cash and cash equivalents	$20,554	$37,022
Investment securities	103,171	112,712
Loans and leases, net	449,652	418,287
Premises and equipment, net	13,906	13,943
Other assets	28,615	26,522

Total assets	$615,898	$608,486

Liabilities
Non-interest-bearing deposits	$126,132	$111,458
Interest-bearing deposits	393,640	406,948
Total deposits	519,772	518,406
Short-term borrowings and long-term debt	32,018	29,794
Other liabilities	3,787	3,390
Total liabilities	555,577	551,590

Shareholders' equity	60,321	56,896

Total liabilities and shareholders' equity	$615,898	$608,486

FIDELITY D & D BANCORP, INC.

Unaudited Condensed Consolidated Statements of Income

(dollars in thousands)

	Three Months Ended		Nine Months Ended
	Sep. 30, 2013	Sep. 30, 2012	Sep. 30, 2013	Sep. 30, 2012
Interest income
Loans and leases	$5,455	$5,420	$16,380	$16,244
Securities and other	499	554	1,454	1,773

Total interest income	5,954	5,974	17,834	18,017

Interest expense
Deposits	525	585	1,551	1,886
Borrowings and debt	223	219	664	694

Total interest expense	748	804	2,215	2,580

Net interest income	5,206	5,170	15,619	15,437

Provision for loan losses	450	700	1,600	2,000
OTTI - credit losses	-	-	-	136
Other income	1,908	1,894	6,027	5,922
Other expenses	4,644	4,479	14,131	13,939
Provision for income taxes	515	486	1,503	1,311
Net income	$1,505	$1,399	$4,412	$3,973

	Three Months Ended
	Sep. 30, 2013	Jun. 30, 2013	Mar. 31, 2013	Dec. 31, 2012	Sep. 30, 2012
Interest income
Loans and leases	$5,455	$5,456	$5,469	$5,455	$5,420
Securities and other	499	456	499	522	554

Total interest income	5,954	5,912	5,968	5,977	5,974

Interest expense
Deposits	525	511	515	553	585
Borrowings and debt	223	221	220	221	219

Total interest expense	748	732	735	774	804

Net interest income	5,206	5,180	5,233	5,203	5,170

Provision for loan losses	450	600	550	1,250	700
Other income	1,908	2,051	2,068	1,866	1,894
Other expenses	4,644	4,606	4,880	4,642	4,479
Provision for income taxes	515	512	477	248	486

Net income	$1,505	$1,513	$1,394	$929	$1,399

FIDELITY D & D BANCORP, INC.

Unaudited Condensed Consolidated Balance Sheets

(dollars in thousands)

At Period End:	Sep. 30, 2013	Jun. 30, 2013	Mar. 31, 2013	Dec. 31, 2012	Sep. 30, 2012
Assets
Total cash and cash equivalents	$35,885	$15,266	$20,730	$21,846	$45,622
Investment securities	103,111	96,466	99,496	100,730	103,135
Federal Home Loan Bank Stock	2,160	3,214	2,238	2,624	3,019
Loans and leases	464,008	465,351	450,677	444,101	430,914
Allowance for loan losses	(8,405)	(8,296)	(8,236)	(8,972)	(8,142)
Premises and equipment, net	13,709	13,802	13,876	14,127	14,270
Life insurance cash surrender value	10,316	10,231	10,146	10,065	9,984
Other assets	19,510	19,141	19,244	17,004	16,645

Total assets	$640,294	$615,175	$608,171	$601,525	$615,447

Liabilities
Non-interest-bearing deposits	$134,114	$127,268	$122,855	$126,035	$114,653
Interest-bearing deposits	410,716	392,255	391,611	388,625	409,467
Total deposits	544,830	519,523	514,466	514,660	524,120
Short-term borrowings	14,197	16,199	13,593	8,056	14,069
Long-term debt	16,000	16,000	16,000	16,000	16,000
Other liabilities	3,471	3,550	4,333	3,863	2,705
Total liabilities	578,498	555,272	548,392	542,579	556,894

Shareholders' equity	61,796	59,903	59,779	58,946	58,553

Total liabilities and shareholders' equity	$640,294	$615,175	$608,171	$601,525	$615,447

Average Quarterly Balances:	Sep. 30, 2013	Jun. 30, 2013	Mar. 31, 2013	Dec. 31, 2012	Sep. 30, 2012
Assets
Total cash and cash equivalents	$18,296	$13,554	$29,939	$27,674	$32,254
Investment securities	102,617	102,335	104,582	107,021	111,112
Loans and leases, net	456,479	450,684	441,632	426,040	423,250
Premises and equipment, net	13,841	13,838	14,042	14,266	14,132
Other assets	29,622	28,441	27,761	26,662	26,938

Total assets	$620,855	$608,852	$617,956	$601,663	$607,686

Liabilities
Non-interest-bearing deposits	$124,794	$122,805	$130,864	$117,025	$111,781
Interest-bearing deposits	400,305	390,392	390,113	393,319	407,335
Total deposits	525,099	513,197	520,977	510,344	519,116
Short-term borrowings and long-term debt	31,263	31,199	33,616	28,527	27,616
Other liabilities	3,892	3,657	3,811	3,549	3,390
Total liabilities	560,254	548,053	558,404	542,420	550,122

Shareholders' equity	60,601	60,799	59,552	59,243	57,564

Total liabilities and shareholders' equity	$620,855	$608,852	$617,956	$601,663	$607,686

FIDELITY D & D BANCORP, INC.

Selected Financial Ratios and Other Data

	Three Months Ended
	Sep. 30, 2013	Jun. 30, 2013	Mar. 31, 2013	Dec. 31, 2012	Sep. 30, 2012
Selected returns and financial ratios
Diluted earnings per share	$0.64	$0.64	$0.60	$0.40	$0.61
Dividends per share	$0.25	$0.25	$0.25	$0.25	$0.25
Yield on interest-earning assets (FTE)	4.26%	4.37%	4.36%	4.41%	4.36%
Cost of interest-bearing liabilities	0.69%	0.70%	0.70%	0.73%	0.74%
Net interest spread	3.57%	3.67%	3.66%	3.68%	3.62%
Net interest margin	3.74%	3.84%	3.84%	3.86%	3.79%
Return on average assets	0.96%	1.00%	0.91%	0.61%	0.92%
Return on average equity	9.85%	9.98%	9.49%	6.24%	9.67%
Efficiency ratio	64.51%	61.90%	66.17%	64.44%	61.74%
Expense ratio	1.83%	1.69%	1.92%	1.88%	1.69%

	Nine Months Ended
	Sep. 30, 2013	Sep. 30, 2012
Diluted earnings per share	$1.88	$1.74
Dividends per share	$0.75	$0.75
Yield on interest-earning assets (FTE)	4.33%	4.39%
Cost of interest-bearing liabilities	0.70%	0.78%
Net interest spread	3.63%	3.61%
Net interest margin	3.81%	3.78%
Return on average assets	0.96%	0.87%
Return on average equity	9.78%	9.46%
Efficiency ratio	64.18%	63.06%
Expense ratio	1.81%	1.76%

Other financial data	Three Months Ended
	Sep. 30, 2013	Jun. 30, 2013	Mar. 31, 2013	Dec. 31, 2012	Sep. 30, 2012
Book value per share	$26.06	$25.42	$25.52	$25.37	$25.37
Equity to assets	9.65%	9.74%	9.83%	9.80%	9.51%
Allowance for loan losses to:
Total loans	1.81%	1.78%	1.83%	2.02%	1.89%
Non-accrual loans	1.37x	1.24x	0.85x	0.74x	0.65x
Non-accrual loans to total loans	1.32%	1.44%	2.16%	2.73%	2.89%
Non-performing assets to total assets	1.82%	2.03%	2.47%	2.94%	2.72%